NONQUALIFIED STOCK OPTION AGREEMENT

         This Nonqualified Stock Option Agreement ("Agreement"), dated as of June 28, 2000, by and between CONSECO, INC., an Indiana corporation (the "Company") and Gary C. Wendt (the "Optionee").

                                    RECITALS

         WHEREAS, the Optionee has not been previously employed by the Company and as a material inducement to the Optionee entering into an Employment Agreement of even date herewith (the "Employment Agreement") with the Company, the Board of Directors of the Company has granted the Optionee an option to acquire shares of common stock of the Company ("Common Stock"); and

         WHEREAS, the Company and the Optionee desire to set forth the terms and conditions of the award;

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

         1. Grant of Option. The Company hereby grants to the Optionee an option (the "Option") to purchase ten million (10,000,000) shares of Common Stock (the "Shares"). The Option is intended and shall be treated as a nonqualified stock option and not as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). This Option is not being granted under any of the Company's stock option plans in existence as of the date hereof.

         2. Option Price. The per share exercise price (the "Option Price") to be paid by the Optionee upon the exercise of the Option shall be $5.875.

         3. Exercise of Option. Subject to paragraphs 4 and 5, twenty percent (20%) of the Shares underlying the Option shall vest immediately but not be exercisable prior to June 30, 2000; provided that Optionee still is, and since the date of this Agreement has continuously been employed by the Company as of each vesting date, the balance of the Shares underlying Option shall vest in four annual increments of twenty percent (20%) each commencing June 30, 2002 and each June 30 thereafter through June 30, 2005; provided, however, that an aggregate of more than six million (6,000,000) of the Shares underlying the Option shall not be exercisable in whole or in part before the calendar year following the calendar year in which the termination date of Executive's employment with the Company occurs. Notwithstanding the foregoing, all of the Shares shall vest earlier as provided in the Employment Agreement.





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         4. Termination of Option. The Option, to the extent not previously exercised, shall terminate and become null and void on the earlier to occur of the following: (i) ten (10) years from the date of this Agreement; or (ii) eighteen (18) months after the date of termination of the Optionee's employment with the Company.

         5. HSR Act. The Company and the Optionee hereby acknowledge that the exercise of this Option may subject the Company or the Optionee to the filing requirements of the Hart- Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). If any approval under the HSR Act shall be required prior to exercise, including expiration of any applicable waiting period, then the Company and the Optionee agree to make all notifications or other filings required under the HSR Act as soon as reasonably practicable after issuance of this Option. The termination date provided for in paragraph 4 shall be extended while any such regulatory approval or waiting period is pending.

         6. Exercise of Option.

            (a) The Optionee may exercise the Option with respect to all or any part of the Shares then exercisable hereunder by giving the Secretary of the Company written notice of intent to exercise. The notice of exercise shall specify the number of Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be at least five days after the giving of such notice unless an earlier time shall have been mutually agreed upon.

            (b) The Optionee must make full payment (in U.S. dollars) of the Option Price on or before the exercise date specified in the notice of exercise in cash or, with the consent of the Company, in whole or in part through the surrender of shares of Common Stock the Optionee has owned for more than six months or pursuant to a so-called "cashless exercise" arrangement through a broker-dealer to whom Optionee or a Permitted Transferee (as defined in Section
9), has submitted an irrevocable notice of exercise which includes instructions to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay such exercise price or Withholding Taxes (as defined in paragraph 13), as applicable. On the exercise date specified in the Optionee's notice or as soon thereafter as is practicable, the Company shall cause to be delivered to the Optionee, a certificate or certificates for the Shares then being purchased upon full payment for such Shares.

            (c) If the Optionee fails to pay for any of the Shares specified in such notice as provided in the foregoing subparagraph (b), or fails to accept delivery thereof, the Optionee's rights to purchase such Shares may be terminated by the Company. The date specified in the Optionee's notice as the date of exercise shall be deemed the date of exercise of the Option provided that payment in full for the Shares to be purchased upon such exercise shall have been received by such date.

         7. Adjustment of Option. If any dividend is declared on the Common Stock which is payable in Common Stock, the number of Shares to which the Option is subject shall be multiplied by (and the exercise price of the Option shall be divided by) the sum payable as a




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dividend on each share of Common Stock. In the event of any change in the number or kind of outstanding shares of Common Stock by reason of any recapitalization, reorganization, merger, consolidation, stock split or any similar change affecting the Common Stock (other than a dividend payable in Common Stock), the Company shall make an appropriate adjustment in the number of Shares and exercise price applicable to the Option so that, (and shall require any other parties to such transaction to agree that) after such adjustment, the Option (or a corresponding option held in any successor entity) shall represent a right to receive, upon payment of the same aggregate exercise price as in effect immediately before such adjustment, the same consideration (or if such consideration is not available, other consideration of the same value) that Optionee would have received in connection with such recapitalization, reorganization, merger, consolidation, stock split or any similar change if he had owned on the applicable record date a number of shares of Common Stock equal to the number of Shares subject to the Option prior to such adjustment.

         8. No Rights of Shareholder. Neither the Optionee nor any personal representative shall be, or shall have any of the rights and privileges of, a shareholder of the Company with respect to any of the Shares, in whole or in part, prior to the date of exercise of the Option. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date payment is received by the Company.

         9. Transferability. During the Optionee's lifetime, the Option shall be exercisable only by the Optionee or any guardian or legal representative of the Optionee, and the Option shall not be transferable except to a person (a "Permitted Transferee") to whom transfer has been approved in advance by the Compensation Committee of the Board of Directors.

         10. Notice. Any notice to the Company provided for in this instrument shall be mailed to the Company at its principal executive office in Carmel, Indiana, Attention: Secretary. Any notice to the Optionee shall be addressed to the Optionee at the current address shown on the payroll records of the Company. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

         11. Representations of Optionee. The Optionee understands that the Shares issuable upon exercise of the Option have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and that the Shares when issued pursuant to the exercise of the Option will be subject to restrictions on transfer.

         12. Registration Rights. Within sixty (60) days after the date hereof, the Company shall prepare and file with the Securities and Exchange Commission a registration statement on Form S-8 (a "Registration Statement") under the Act or amend an existing Registration Statement, registering the issuance and resale of the Shares to be issued upon the exercise of the Option granted hereby, and shall maintain the effectiveness of such Registration Statement during the term of the Option and for a period of twelve (12) months after the Option is exercised or expires in full.





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         13. Withholding. In connection with the issuance of the Shares as a result of the exercise of the Option, the Company shall have the right to require the Optionee to pay an amount in cash sufficient to cover any tax, including any Federal, state or local income tax, required by any governmental entity to be withheld or otherwise deducted and paid with respect to such transfer ("Withholding Taxes"), and to make payment to the appropriate taxing authority of the amount of such Withholding Taxes.

         14. No Right to Employment. Nothing in this Agreement shall confer upon the Optionee any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company which are hereby expressly reserved, to discharge the Optionee in accordance with the Employment Agreement.

         15. Entire Agreement. This Agreement and the Employment Agreement constitute the entire agreement between the parties with respect to the subject matter hereof. Any term or provision of this Agreement may be waived at any time by the party which is entitled to the benefits thereof, and any term or provision of this Agreement may be amended or supplemented at any time by the mutual consent of the parties hereto, except that any waiver of any term or condition, or any amendment, of this Agreement must be in writing.

         16. Governing Law. The laws of the State of Indiana shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflict of laws.

         17. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and heirs of the respective parties.

         18. Notices. All notices and other communications required or permitted under this Agreement shall be written and shall be delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt required, addressed as follows: if to the Company, to the Company's executive offices in Carmel, Indiana, attention: General Counsel, and if to the Employee or his successor, to the address last furnished by the Employee to the Company. Each notice and communication shall be deemed to have been given when received by the Company or the Employee.

         19. No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

         20. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Agreement. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, when the context so indicates.





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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first above written.


                                 CONSECO, INC.


                                 By: /s/ David V. Harkins
                                     -------------------------------------------
                                     David V. Harkins, Interim Chairman of
                                     the Board and Chief Executive Officer



                                     /s/ Gary C. Wendt
                                     -------------------------------------------
                                     Gary C. Wendt





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